Exhibit 99.3

JOINT FILING AGREEMENT

In accordance with Rule 13d-1 (k)(I) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to beneficial ownership of shares of common stock of Morgans Hotel Group Co., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The execution and filing of this Agreement shall not be construed as an admission that the undersigned Reporting Persons are a group, or have agreed to act as a group.

OTK ASSOCIATES, LLC

By:	/s/ Robert S. Taubman
Name: Robert S. Taubman
Title: Manager

By:	/s/ Michael E. Olshan
Name: Michael E. Olshan
Title: Manager

/s/ Robert S. Taubman
Name: Robert S. Taubman

/s/ Michael E. Olshan
Name: Michael E. Olshan